UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

LATCH, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2022 Annual Meeting of Stockholders

June 9, 2022

1:00 p.m. Eastern Time

www.virtualshareholdermeeting.com/
LTCH2022

Your vote is important!

Whether or not you plan to attend the meeting virtually, please vote as promptly as possible.

How to Vote

Via the internet at proxyvote.com(1)
Call toll-free (US/Canada) at 1-800-579-1639(1)
Mail your signed proxy card

Virtually at the meeting through www.virtualshareholder
meeting.com/LTCH2022.
See page 42 for instructions.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to Be Held on June 9, 2022:

Our Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2021, are available for viewing, printing, and downloading at https://materials.proxyvote.com/51818V.

To our Stockholders:

Please join us for the 2022 Annual Meeting of Stockholders of Latch, Inc., which will be held on Thursday, June 9, 2022, at 1:00 p.m., Eastern Time. Due to the ongoing COVID-19 pandemic, the meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/LTCH2022. You will not be able to attend in person.

At the meeting, you will hear a report on our business and act on the following matters:

1.

Election of two Class I directors, each to serve a three-year term expiring at the 2025 annual meeting of stockholders or until such director’s earlier death, resignation, or removal.

2.

Ratification of the appointment of Deloitte & Touche LLP as Latch’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.

Advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation of our named executive officers.

4.

Any other matters that may properly come before the meeting or any postponement or adjournment of the meeting.

All stockholders of record at the close of business on Wednesday, April 13, 2022, are entitled to vote at the meeting or any postponement or adjournment thereof. A list of the stockholders of record is available at our offices at 508 West 26th Street, Suite 6G, New York, New York 10001 and will be accessible by stockholders of record during the meeting at www.virtualshareholdermeeting.com/LTCH2022.

Each share of common stock that you own represents one vote for each matter considered at the meeting. For questions regarding your stock ownership, you may contact us by email at investors@latch.com or, if you are a registered stockholder, you may contact our transfer agent, Continental Stock Transfer & Trust, through its website at www.continentalstock.com, by phone at (800) 509-5586, or by e-mail at cstmail@continentalstock.com.

By Order of the Board of Directors,

Luke Schoenfelder

Chief Executive Officer, Co-Founder, and Chairman of the Board of Directors

April 28, 2022

(1)

Voting via the internet or by telephone is available until 11:59 p.m. Eastern Time on June 8, 2022.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before you vote. For more complete information regarding our 2021 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2021. All references in this Proxy Statement to “we,” “our,” or “us,” refer to Latch, including our subsidiaries and affiliates.

This Proxy Statement is being mailed to Latch stockholders on or about April 28, 2022.

2022 Annual Meeting of Stockholders

Date and Time	Location	Record Date	Voting
Thursday, June 9, 2022, at 1:00 p.m. Eastern Time	Virtually at www.virtualshareholdermeeting.com/ LTCH2022	Wednesday, April 13, 2022	Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each matter.

Voting Matters and Board Recommendation

Proposal	Board Recommendation	For More Information
Election of two Class I director nominees	FOR ALL	Page 5
Ratification of the appointment of Deloitte & Touche LLP as Latch’s independent registered public accounting firm for 2022	FOR	Page 17
Advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation of Latch’s named executive officers	EVERY YEAR	Page 20

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Company Overview

Latch is an enterprise technology company focused on revolutionizing the spaces where we live, work and visit. Our full-building operating system, LatchOS, addresses the essential requirements of modern buildings by streamlining building operations, enhancing the resident experience, and enabling efficient interactions with service providers. Our product offerings include smart access, delivery and guest management, smart home and sensors, connectivity, and identity and personalization services. We combine hardware, software, and services into a holistic system that makes spaces more enjoyable for residents, more efficient and profitable for building operators, and more convenient for service providers.

2021 Highlights

FEBRUARY Launched the C2 series door-mounted access control product to make retrofits and ongoing operations easier for every project.

The C2 includes a patent-pending turn mechanism that ensures smooth locking and unlocking; a three-piece modular design that simplifies and reduces installation costs; 24 months of expected battery life, which decreases building staff time and operational costs; and improved functionality and quality at a lower price to both customers and Latch.

MARCH Launched NFC unlock on Android through an over-the-air update, delivering a much-desired feature for the industry and deepening our integration with the Google ecosystem.	Since we own the full technology stack—hardware, firmware and software—we can easily and quickly deploy new features like NFC unlock that add immediate value for building owners and residents.

JUNE The company now known as Latch, Inc. was formed after a series of transactions, and our stock began trading on the Nasdaq.

On June 4, 2021, we consummated a merger among Latch (formerly known as TS Innovation Acquisitions Corp. (“TSIA”)), Latch Systems, Inc. (“Legacy Latch”), and Lionet Merger Sub Inc. Specifically, Lionet Merger Sub Inc. merged with and into Legacy Latch, and Legacy Latch became our wholly-owned subsidiary. We refer to the merger as the “Business Combination.” Once the merger was complete, we changed our corporate name from TS Innovation Acquisitions Corp. to Latch, Inc. Latch’s common stock and warrants began trading on the Nasdaq Stock Market LLC (“Nasdaq”) on June 7 under the ticker symbols “LTCH” and “LTCHW,” respectively.

AUGUST Announced the new Latch M, which is our latest mortise lock built for retrofits and new construction.

Latch M is designed to be easy to install without any added infrastructure, and it brings all of the benefits of the new Latch Lens to the mortise format. The updated Latch M further broadens Latch’s ability to provide more buildings of all shapes and sizes with the experience of LatchOS.

NOVEMBER
Announced new partnerships that should bring LatchOS to even more residents, property managers, and guests, and should help accelerate Latch’s growth across new market segments, lock formats, and verticals.

We expect these partnerships with Marks USA, a division of NAPCO Security Technologies (NASDAQ: NSSC) and TownSteel, Inc., along with an intended partnership with dormakaba Holding AG (SWX: DOKA), to generate the first access-based partner offerings in Latch’s growing ecosystem of integrated first- and third-party devices, software, and services.

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Directors (page 5)

Our board of directors (the “Board”) currently has seven members, divided into three classes, all of whom joined the Board in June 2021 upon the consummation of the Business Combination. Directors are elected for three-year terms. The two directors assigned to Class I have been nominated by the Board for re-election at the 2022 Annual Meeting.

Name	Principal Occupation	Age	Term Ends	Independent	Committees
					Audit	Compensation	Nominating and Corporate Governance
Nominees
Raju Rishi(1)	General Partner at RRE Ventures	55	2022		•
J. Allen Smith	President of Cadre	64	2022		•	•
Continuing Directors
Luke Schoenfelder Chairman	CEO of Latch	33	2024
Peter Campbell	Board member and executive advisor	57	2024
Patricia Han	Chief Executive Officer of MyFitnessPal	50	2023				•
Robert J. Speyer	President and CEO of Tishman Speyer	52	2024
Andrew Sugrue	Founding Partner at Avenir Growth Capital	32	2023
Chair • Member Audit committee financial expert (1) Lead Independent Director

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Executive Compensation Highlights (page 21)

Our executive compensation program is designed to deliver pay that is aligned with corporate and individual performance.

Despite our strong 2021 performance, Mr. Schoenfelder and the Compensation Committee jointly agreed that Mr. Schoenfelder would not receive any equity-based compensation in 2021. In addition, to strengthen our balance sheet and further align the interests of our named executive officers with the interests of our stockholders, the Compensation Committee determined that the named executive officers would not receive any 2021 annual cash bonuses. The total direct compensation for our named executive officers for 2021 is shown below.

	Salary ($)	Bonus ($)	Equity ($)	All other ($)	(1)	Total ($)
Luke Schoenfelder Chief Executive Officer	401,553	—	—	500		402,053
Garth Mitchell Chief Financial Officer	350,777	—	5,049,294	500		5,400,571
Ali Hussain Chief Operating Officer	348,636	—	3,627,677	500		3,976,813
Michael Brian Jones Chief Technology Officer	297,178	—	3,555,060	500		3,852,738
(1) Represents a work from home stipend given to all employees.

Complete details of our executive compensation appear in the 2021 Summary Compensation Table on page 28.

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Proposal 1: Election of Directors

The Board currently consists of seven directors, divided into three classes of roughly equal size. All of our directors were appointed to the Board effective June 2021 upon the consummation of the Business Combination, and they will stand for re-election by class over the next three annual meetings. Once elected, each class’s term of office will end on the date of the third annual meeting following the annual meeting at which such class was elected.

The Class I directors, Raju Rishi and J. Allen Smith, are the director nominees at the 2022 Annual Meeting. If elected, each Class I director will hold office until the 2025 annual meeting of stockholders or until such director’s earlier death, resignation, or removal.

The Board believes that each of the directors and director nominees has personal and professional integrity, strong ethics and values, and practical and mature business judgment. Each director and director nominee also possesses one or more of the following qualifications:

●

experience in corporate management, such as serving as an officer of a publicly held company;

●

strong finance experience;

●

experience relevant to Latch’s industry;

●

experience as a board member of another publicly held company; and

●

relevant academic expertise or other proficiency in an area of Latch’s operations.

Board Composition

Board Diversity Matrix (As of April 28, 2022)

Board Size:
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity:
Directors	1	6	0	0
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		1
Did Not Disclose Demographic Background		0

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Core Competencies

Information about the Directors

Nominees

Lead Independent Director

Raju Rishi	J. Allen Smith
Age 55 Director since: June 2021 Independent

Principal Occupation:

●

General Partner at RRE Ventures

Class, Term Expires:

●

Class I, 2022

Committees:

●

Audit Committee

●

Compensation Committee (chair)

Education:

●

Massachusetts Institute of Technology, B.S. and M.S. in Materials Science and Engineering

Age 64 Director since: June 2021 Independent

Principal Occupation:

●

President of Cadre

Class, Term Expires:

●

Class I, 2022

Committees:

●

Audit Committee

●

Compensation Committee

Education:

●

Cornell University, M.S in Hotel/Motel Administration/Management and B.S. in Sociology

Professional Experience:

Mr. Rishi served on the board of directors of Legacy Latch for four years. In his role as General Partner at RRE Ventures, he serves on the board of directors of a number of private companies, including Bend Financial, a next generation health savings account provider; Redox, a modern API for healthcare; Knock.com, a real-estate sales platform; Greathorn, a cloud-based email security platform; imgix, an image optimization platform; PartnerStack, a partner and channel management platform; RxDefine, a platform that enables life science and medtech companies to digitally connect with consumers; and Tive, a platform that enables companies to track their supply chain through both cellular connected trackers and cloud software. Prior to joining RRE Ventures in 2015, Mr. Rishi was a Venture Partner at Sigma Prime Ventures in Boston from 2012 to 2015. Prior to that, Mr. Rishi held executive roles at Lucent Technologies and AT&T.

Qualifications:

Mr. Rishi has extensive career experience as an entrepreneur and business operator. In particular, he is the founder of several startups in the mobile and enterprise software sectors. We believe Mr. Rishi is qualified to serve on the Board because of his extensive experience in identifying and investing in cutting-edge technology companies; his executive leadership, management, and business experience; and his experience serving on the boards of directors of numerous private companies.

Professional Experience:

Mr. Smith served on the board of directors of Legacy Latch for two years. Mr. Smith currently is the President of Cadre, a financial technology company that provides individuals and institutions direct access to large commercial real estate properties. Prior to joining Cadre in 2020, Mr. Smith was the President and CEO of Four Seasons Hotels & Resorts from 2013 to 2018, where he oversaw significant growth in the company’s business and financial performance. Earlier in his career, Mr. Smith spearheaded Prudential Real Estate Investors’ growth into a global organization as Chief Executive Officer from 2008 to 2013, during which time he also played a substantial role in capital raising efforts.

Qualifications:

We believe Mr. Smith is qualified to serve on the Board due to his extensive experience in the real estate and hospitality industries and his significant executive leadership, business, and investment experience.

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Vote Required

To be elected as a director, each director nominee must receive a plurality of the votes cast at the 2022 Annual Meeting, meaning that the two director nominees who receive the highest number of shares voted “for” their election are elected. Each of the nominees has consented to serve as a director if elected. The Board knows of no reason why either nominee would be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for any substitute nominee the Board recommends.

The Board of Directors recommends that you vote FOR each of the nominees.

Directors Continuing in Office

Chairman of the Board

Luke Schoenfelder	Peter Campbell
Age 33 Director since: June 2021

Principal Occupation:

●

Chief Executive Officer of Latch

Class, Term Expires:

●

Class III, 2024

Committees:

●

None

Education:

●

Georgetown University, B.A. in Government; Imperial College London - Marshall Scholar

Age 57 Director since: June 2021 Independent

Principal Occupation:

●

Board member and executive advisor

Class, Term Expires:

●

Class III, 2024

Committees:

●

Audit Committee (chair)

Education:

●

John Molson School of Business at Concordia University in Canada, Bachelor of Commerce and Graduate Diploma in accounting

Professional Experience:

Mr. Schoenfelder is Chief Executive Officer and Co-Founder of Latch. He also served as the chairman of the board of directors of Legacy Latch. As the chief executive, Mr. Schoenfelder guides our vision and mission, designing better experiences for each stakeholder at the modern building. Under his guidance, we have evolved from an industry-defining smart access company to a powerful software, hardware, and service ecosystem that empowers building owners, property managers, and residents with more flexibility and convenience in how they interact with their spaces. From launching our first access device to partnering with technology leaders like Google Nest, Mr. Schoenfelder has expertly expanded our presence in the market. As a partner to the country’s top developers, including Avalon Bay, Brookfield, and Prometheus, Mr. Schoenfelder guides our team as we continue to develop and deploy comprehensive solutions. Prior to the founding of Latch, Mr. Schoenfelder developed technology products for the emerging world with backing from the Clinton Global Initiative, Habitat for Humanity, and the Dell Social Innovation Fund from 2011 to 2013. Before that, Mr. Schoenfelder worked at Apple within the Retail and Worldwide Governmental Affairs practices, supporting international market expansion from 2008 to 2012.

Qualifications:

We believe Mr. Schoenfelder is qualified to serve on the Board due to his significant experience building and scaling smart building technology as Latch’s President and Chief Executive Officer since its inception and because, as Co-Founder of Latch, he guides Latch’s long-term vision.

Professional Experience:

Mr. Campbell serves on the board of directors of Tufin Software Technologies, Ltd., a New York Stock Exchange-listed security policy management company. He also serves on the board of directors and as the chairman of the Audit Committee of Dataiku Inc., a private AI platform company. From 2006 to 2019, Mr. Campbell served as Chief Financial Officer of Mimecast Ltd., a Nasdaq-listed company specializing in cloud-based email management, where he also served as a director from 2007 to 2015. Earlier in his career, he was Chief Financial Officer of SR Telecom Inc., a Nasdaq and Toronto Stock Exchange-listed global broadband wireless systems manufacturer, from 2002 to 2006. Prior to that, Mr. Campbell was an auditor at Ernst & Young LLP in Canada in the technology sector. He is a Certified Public Accountant.

Qualifications:

We believe Mr. Campbell is qualified to serve on the Board due to his extensive financial, operational, and investment expertise, including his experience serving as chief financial officer of a publicly traded company and as an auditor at a global accounting firm, as well as his substantial experience serving on the boards of directors of publicly traded companies.

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Patricia Han	Robert J. Speyer
Age 50 Director since: June 2021 Independent

Principal Occupation:

●

Chief Executive Officer of MyFitnessPal

Class, Term Expires:

●

Class II, 2023

Committees:

●

Nominating and Corporate Governance Committee

Education:

●

Cornell University, B.A. in English Literature

	Age 52 Director since: June 2021 Independent	Principal Occupation: ● President and Chief Executive Officer of Tishman Speyer Class, Term Expires: ● Class III, 2024 Committees: ● None Education: ● Columbia College, B.A. in Political Science

Professional Experience:

Ms. Han has been the Chief Executive Officer of MyFitnessPal, a health and fitness tracking app, since April 2021. She also serves on the board of directors of Empire State Realty Trust, a New York Stock Exchange-listed real estate investment trust company, and is a member of the compensation, finance, and nominating and governance committees. She previously served on the board of directors of Nutrisystem, Inc., a Nasdaq-listed leading provider of health and wellness and weight management products and services, from 2018 to 2019. From February 2020 to April 2021, she served as Chief Product Officer of Care.com, the largest U.S. marketplace connecting families and caregivers. From 2017 to 2020, Ms. Han served as Chief Executive Officer of Daily Burn, a leading fitness tech brand. Before joining Daily Burn, Ms. Han was Chief Product Officer at Dotdash (formerly About.com), one of the largest content publishers on the internet, from 2013 to 2017. Earlier in her career, Ms. Han served as the Senior Vice President of Product Management at WebMD from 2012 to 2013, and as Vice President of Product Development and General Manager of Commerce for DailyCandy from 2009 to 2012. She has led product management teams at a variety of technology start-ups and helped build several widely adopted mobile applications, including for The New York Times and MapQuest.

Qualifications:

We believe Ms. Han is qualified to serve on the Board due to her extensive experience as a chief product officer at several technology companies; her significant management, business, and executive leadership experience; and her experience serving on the board of directors of publicly traded companies.

Professional Experience:

Mr. Speyer is a prominent leader in the real estate industry, with more than 25 years of real estate experience. Since assuming the role of President and Chief Executive Officer in 2008, Mr. Speyer has grown Tishman Speyer into a leading global real estate investment management firm with assets under management of $65.9 billion as of September 30, 2021. Under his leadership, Tishman Speyer has delivered more than 70 million square feet of development and redevelopment across 29 key international markets and 113 investments and acquired an additional 25 million square feet of operating real estate assets across 32 investments, serving the needs of industry-leading tenants around the world. Mr. Speyer also serves as Chief Executive Officer and Chairman of Tishman Speyer Innovation Corp. II, a special purpose acquisition company, a position he has held since November 2020. Mr. Speyer also is the Chairman of the Advisory Board of the Mayor’s Fund to Advance New York City, appointed by Mayor Bloomberg in 2006 and reappointed by Mayor de Blasio in 2014. In addition, Mr. Speyer is Founding Member and Co-Chairman of Breakthrough Properties, a joint-venture with Bellco Capital focused on life science real estate development and management. He is also a member of the Executive Committee of the Partnership for New York City. In 2013, Mr. Speyer became the youngest ever Chairman of the Real Estate Board of New York, the city’s premier industry association, and served as Chairman for five years.

Qualifications:

We believe Mr. Speyer is qualified to serve on the Board due to his extensive experience in the real estate industry and his significant executive leadership and business and investment experience.

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Andrew Sugrue
Age 32 Director since: June 2021 Independent

Principal Occupation:

●

Founding Partner at Avenir Growth Capital

Class, Term Expires:

●

Class II, 2023

Committees:

●

Nominating and Corporate Governance Committee (chair)

Education:

●

University of North Carolina at Chapel Hill, B.A. from the Honors Program; Fuqua School of Business at Duke University, Master of Management Studies, Robertson Scholar

Professional Experience:

Mr. Sugrue served on the board of directors of Legacy Latch for two years. In his role as a Founding Partner at Avenir Growth Capital, a private investment firm with $1.5 billion in assets under management, he serves on the board of directors of a number of private companies, including Artsy, an online marketplace for fine art; Bevi, the maker of smart, bottleless flavored and sparkling beverage dispensers; Bustle Digital Group, a women focused digital media platform; Drizly, an alcohol delivery marketplace; Mark43, a software platform for public safety agencies; and Savage x Fenty, a direct-to-consumer lingerie brand launched by Rihanna. Prior to founding Avenir Growth Capital in 2017, Mr. Sugrue worked at Shumway Capital from 2016 to 2017, L Catterton from 2014 to 2016, and Peter J Solomon Company from 2012 to 2014.

Qualifications:

We believe Mr. Sugrue is qualified to serve on the Board due to his extensive experience in identifying and investing in category-defining technology companies and his experience serving on the boards of directors of numerous private companies.

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Corporate Governance

The business affairs of Latch are managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines, which are reviewed annually, to formalize certain policies and procedures, and a Code of Business Conduct and Ethics (the “Code of Ethics”) to prescribe standards for all Latch officers, directors, and employees. The Corporate Governance Guidelines and the Code of Ethics are available on Latch’s website at investors.latch.com under the Governance tab. We will post any amendments to and waivers of the Code of Ethics on our website to the extent applicable to an executive officer or a director of Latch. The information on our website should not be deemed incorporated in this Proxy Statement.

Independence of Directors

Our Corporate Governance Guidelines provide that a majority of our directors should be independent. The Board makes all determinations with respect to director independence on a case-by-case basis in accordance with Nasdaq listing standards and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). In preparation for the 2022 Annual Meeting, the Board undertook its annual review of director independence, which included considering transactions and relationships between each director or any member of a director’s immediate family and Latch. In particular, the Board considered whether any director or family member has a material relationship with us that could compromise the director’s ability to exercise independent judgment in carrying out his or her responsibilities. After this review, our Board determined that all of our current directors, other than Mr. Schoenfelder, are “independent directors” as defined under the rules of the SEC and Nasdaq. No member of or nominee for our Board has a family relationship with any executive officer or other member of our Board.

Board Leadership Structure

Mr. Schoenfelder serves as Chairman of the Board and Chief Executive Officer of Latch. The Board does not believe that the offices of Chairman of the Board and Chief Executive Officer must be separate, and Latch does not have a formal policy addressing this matter. The members of the Board understand the challenges and opportunities Latch faces, and they are in the best position to evaluate Latch’s current and future needs and to determine how the capabilities of the directors and senior managers can be most effectively organized to meet those needs. Given Mr. Schoenfelder’s deep knowledge of Latch and experience in leading it, the Board currently believes that the most effective leadership structure is to have Mr. Schoenfelder serve as both Chairman of the Board and Chief Executive Officer.

Our Corporate Governance Guidelines provide that when the Chairman of the Board is not independent, the independent directors may elect a lead director. Effective March 2022, the independent directors selected Mr. Rishi as Latch’s lead independent director. As lead independent director, Mr. Rishi’s responsibilities include:

●

presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors;

●

approving Board meeting schedules and agendas; and

●

acting as the liaison between the independent directors and the Chairman of the Board and Chief Executive Officer.

The Board also has three standing committees that are made up entirely of independent directors. The Board believes that having a lead independent director and fully independent committees counterbalances any risk that Mr. Schoenfelder’s dual role as Chairman of the Board and Chief Executive Officer may pose. Accordingly, the Board believes this leadership structure is effective for Latch at the present time, but reserves the right to modify the leadership structure in the future if appropriate.

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How We Select Directors

What We Look for in Director Candidates

When considering the suitability of individual candidates for the Board (whether new candidates or current directors), the Nominating and Corporate Governance Committee and the Board may take into account many factors, including:

●

personal and professional integrity, ethics, and values;

●

experience in corporate management, such as serving as an officer or former officer of a publicly held company;

●

strong finance experience;

●

relevant social policy concerns;

●

experience relevant to Latch’s industry;

●

experience as a board member or executive officer of another publicly held company;

●

relevant academic expertise or other proficiency in an area of Latch’s operations;

●

how the candidate would contribute to the diversity of expertise and experience in substantive matters pertaining to Latch’s business relative to other board members;

●

the candidate’s background and personal characteristics, including with respect to age, gender, race, and place of residence;

●

whether the candidate has practical and mature business judgment, including the ability to make independent analytical inquiries; and

●

any other relevant qualifications, attributes, or skills.

In determining whether to recommend an incumbent director for reelection, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Nominating and Corporate Governance Committee may identify potential nominees by seeking recommendations from current directors and executive officers, and also may engage third-party search firms that specialize in identifying director candidates.

How Stockholders Can Recommend Candidates for the Board

Stockholders may recommend individuals to the Nominating and Corporate Governance committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with required biographical information and background materials set out in our Amended and Restated Bylaws (the “Bylaws”), to the Corporate Secretary at Latch’s principal address. In the event there is a vacancy and the appropriate information has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates from other sources.

How Board Candidates are Vetted

Once a person has been identified as a potential Board candidate, the Nominating and Corporate Governance Committee will make an initial determination regarding the need for additional directors to fill vacancies or expand the size of the Board. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, the Committee will review such information and conduct such interviews as it deems necessary to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Nominating and Corporate Governance Committee will consider other relevant factors, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any specific expertise on the Board or one of its committees.

Although Latch does not have a formal diversity policy for the Board, the Nominating and Corporate Governance Committee considers a number of factors regarding diversity of personal and professional backgrounds, gender, race, age, sexual orientation, specialized skills and acumen, and breadth of experience in real estate, hardware and software technology, executive leadership, accounting, finance, or law.

Director Education

Latch management provides an orientation process for new directors, including background material on Latch and its business. As appropriate, Latch management provides opportunities for additional educational sessions for directors on matters relevant to Latch and its business.

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Service on Other Boards

The Board recognizes that its members benefit from service on the boards of other companies, and it encourages such service. The Board also believes, however, that it is critical that directors have the opportunity to dedicate sufficient time to their service on the Board. To that end, a director may not serve on the boards of more than four other public companies, provided that, any director who also serves as the chief executive officer of a public company or in an equivalent position should not serve on more than two public company boards in addition to the Board. Prior to accepting any position on the board of directors of any organization, whether for-profit or not-for-profit, current directors should notify the Nominating and Corporate Governance Committee. The Chairman of the Nominating and Corporate Governance Committee reviews any proposed board membership to ensure compliance with applicable laws and policies.

Service on other boards and/or committees should also be consistent with Latch’s conflict of interest policies.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the standing committees is governed by a charter, all of which are available on Latch’s website at investors.latch.com under the Governance tab.

Audit Committee

Members: Mr. Campbell (chair) Mr. Rishi Mr. Smith 2021 Meetings after the Business Combination: 4

The Audit Committee is responsible for, among other things:

●

appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

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discussing with our independent registered public accounting firm their independence from management;

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reviewing with our independent registered public accounting firm the scope and results of their audit;

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approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

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overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

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overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

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reviewing our policies on risk assessment and risk management;

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reviewing related person transactions; and

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establishing and maintaining procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

Our Board has affirmatively determined that Messrs. Campbell, Rishi, and Smith each meet the heightened definition of “independent director” for purposes of serving on the Audit Committee under SEC and Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that Messrs. Campbell and Smith both qualify as “audit committee financial experts.”

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Compensation Committee

Members: Mr. Rishi (chair) Mr. Smith 2021 Meetings after the Business Combination: 2

The Compensation Committee is responsible for, among other things:

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reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer;

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evaluating the performance of, and reviewing and approving (either alone or, if directed by the Board, in conjunction with a majority of the independent members) the compensation for, our Chief Executive Officer;

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overseeing an evaluation of the performance of, and reviewing and setting (or making recommendations to our Board regarding) the compensation for, our other executive officers;

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reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies, and programs;

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reviewing and approving all employment agreements and severance arrangements for our executive officers;

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making recommendations to our Board regarding the compensation of our directors; and

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retaining and overseeing any compensation consultants.

Our Board has affirmatively determined that Messrs. Rishi and Smith each meet the definition of “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules and are “non-employee directors” under SEC rules.

Compensation Committee Interlocks and Insider Participation

Messrs. Rishi and Smith are not and have never been officers or employees of Latch. None of our executive officers serve on the board of directors or compensation committee of any company for which Mr. Rishi or Mr. Smith serves as an executive officer. No member of our Board serves as an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee. There were no compensation committee interlocks during 2021.

Nominating and Corporate Governance Committee

Members: Mr. Sugrue (chair) Ms. Han 2021 Meetings after the Business Combination: 1

The Nominating and Corporate Governance committee is responsible for, among other things:

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identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

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overseeing succession planning for our Chief Executive Officer and other executive officers;

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periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board;

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overseeing an annual evaluation of the effectiveness of our Board and its committees; and

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regularly reviewing and suggesting changes, as appropriate, to the Corporate Governance Guidelines.

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Our Board’s Role in Risk Oversight

The Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which Latch’s exposure to risk is handled. In accordance with those policies, the Board and its committees have an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Audit Committee oversees management of financial and cybersecurity risks and potential conflicts of interest. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

We have established a Management Risk Committee, meeting quarterly and reporting regularly to the Audit Committee, to provide additional oversight of our enterprise risk management function. The Management Risk Committee is comprised of our Interim Chief Financial Officer, Chief Technology Officer, Chief Operating Officer, General Counsel, Senior Vice President of People and Director of Internal Audit. The Management Risk Committee is tasked with (i) meeting with senior employees to identify material risks, (ii) categorizing and ranking risks by significance, (iii) working with management to establish and implement remediation plans for top risks, and (v) regularly reporting to the Audit Committee on all of the above. Under the Audit Committee’s oversight, management has also established a formal enterprise risk management charter.

Latch also maintains a commercial insurance program covering general liability, workers compensation, cyber liability, technology errors and omissions, and directors’ and officers’ liability, among other risks. We review these policies annually with our insurance brokers to ensure that our coverage scope and limits are sufficient for us.

Cybersecurity Program

Our cybersecurity program is designed to protect the confidentiality, integrity, and availability of Latch information systems for cloud-based services. We undergo an annual SOC 2 Type II attestation to report on the effectiveness of our controls for security, confidentiality, and availability of systems critical to customer-facing applications. We employ a dedicated information security team that is responsible for maintaining these systems. A comprehensive policy set is regularly reviewed and approved in alignment with ISO 27001 standards. A risk assessment is also conducted annually, and identified risks are reported to the Audit Committee as part of the enterprise risk management function.

A variety of security monitoring and alerting tools are utilized across our organization to alert on resilience, security events, and potential threats against the underlying infrastructure. Logs are correlated into a security incident event management system and then reviewed for anomalous activity. Backups are conducted in the form of automated snapshots that can restore system outages or other incidents if required. Disaster recovery and business continuity exercises are also conducted periodically.

Internal account access is provisioned via an identity and access management system. User access is reviewed regularly and is based on multi-factor authentication. Latch-issued devices are also tracked by a mobile device manager that institutes policies and configurations for full disk encryption and anti-virus software.

We perform security assessments such as penetration, product security, and vulnerability testing on a regular basis. Findings from assessments are ticketed and assigned ownership and timelines for remediation. Employees also undergo background checks upon hire and are required to complete annual security and privacy training. In addition, employees are subject to phishing campaigns and regular acknowledgement of policies.

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Our Board’s Role in Environmental, Social, and Governance Oversight

Our Board recognizes the importance of environmental, social, and governance (“ESG”) issues to Latch, our stockholders, and our stakeholders. Therefore, the Board is committed to maintaining high ethical standards, upholding our corporate values, and implementing environmentally and socially responsible business practices. Below are some highlights of our ESG initiatives to date.

Environmental
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The majority of our workforce has been operating remotely since March 9, 2020. As a result, we have moved to a largely paperless operation and reduced our environmental impact by eliminating commutes and reducing centralized electricity and utility demands.

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We are closely monitoring the SEC’s proposed rulemaking regarding greenhouse gas emissions and climate-related risks, and we are beginning to gather data and implement processes to assess the impact of the rules on our practices and disclosures.

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For the 2022 Annual Meeting, we sent all stockholders a Notice instead of paper copies of our proxy materials. This approach conserves natural resources and reduces the costs of printing and distribution while providing stockholders with a convenient way to access the information they need.

Supply Chain
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We are in the process of finalizing a Supplier Code of Conduct. We are committed to achieving ethical trading standards throughout all parts of our supply chain. This includes a commitment to ensuring that workers are treated with respect and dignity and that business operations and manufacturing processes are ethical and environmentally responsible.

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We expect the Supplier Code of Conduct to cover labor and human rights practices, worker health and safety, business ethics, environmental compliance, and conflict-free sourcing of components and materials.

Social
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Our employees are critical to our success and are our most important asset. We recognize the importance of inclusion and diversity and strive to foster an environment where these principles are woven into everything we do. We are committed to fostering diversity, equity, and inclusion through our programs, products, and people. In 2021, we hired a Vice President of Diversity, Equity, Inclusion and Cultural Engagement dedicated to driving inclusivity and diversity across the organization.

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Our focus on continued professional growth includes a company-wide dedicated learning and development program with a focus on leadership development and talent planning assessments, as well as semi-annual reviews that result in individualized growth plans created by each team member and collaboratively updated with their manager.

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Among Latch’s efforts to foster an inclusive environment, we have supported employee-driven efforts to form internal groups, including the Committee to Combat Systemic Racism as well as the Women @ Latch and Blatch (Blacks at Latch) employee advisory groups, which also welcome allies.

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In an effort to protect our employees and their families during the COVID-19 pandemic, the majority of our workforce has been operating remotely since March 9, 2020.

Governance
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Our Corporate Governance Guidelines emphasize the importance of considering potential director candidates’ diversity, including with respect to age, gender, and race, among other factors.

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All of our current directors, other than Mr. Schoenfelder, are “independent directors” as defined under the rules of the SEC and Nasdaq.

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In 2022, our Board elected Mr. Rishi as lead independent director.

Meetings of the Board of Directors

Our Board holds regular and special meetings and spends such time on Latch’s affairs as its duties require. Following the closing of the Business Combination, the Board met three times in 2021. The Board also meets regularly in independent director executive sessions in accordance with Nasdaq regulations. In 2021, all of Latch’s incumbent directors attended at least 75% of the meetings of the Board and the committees on which they served. Board members are encouraged to attend annual meetings of stockholders. The 2022 Annual Meeting is Latch’s first annual meeting following the closing of the Business Combination.

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Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties by mail. Stockholders and other interested parties may contact any member of the Board, any Board committee, or the entire Board by directing correspondence to 508 West 26th Street, Suite 6G, New York, New York 10001, Attn: Corporate Secretary. The Corporate Secretary will review and forward correspondence to the appropriate person or persons. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Executive Officers

The following biographies describe the business experience of our executive officers as of April 13, 2022. Each executive officer serves at the discretion of our Board. There are no family relationships among any of our executive officers. Ages shown below are as of April 13, 2022.

Luke Schoenfelder, 33, Chief Executive Officer, Co-Founder, and Chairman of the Board of Directors

Please see the biography of Mr. Schoenfelder on page 7 of this Proxy Statement.

Michael Brian Jones, 32, Chief Technology Officer and Co-Founder

Mr. Jones has been the Chief Technology Officer since Legacy Latch was incorporated in 2014. Mr. Jones is a full stack hardware engineer with experience building remote data acquisition systems that have been deployed in some of the world’s most challenging environments. From smart grid monitoring in Haiti to remote soil sensing in rural Mexico, Mr. Jones has built products that capture, synthesize and present data to a variety of enterprise customers. Mr. Jones holds a B.S. in Mechanical Engineering from Rochester Institute of Technology.

Barry Schaeffer, 53, Interim Chief Financial Officer and Treasurer

Mr. Schaeffer was appointed as Interim Chief Financial Officer and Treasurer in March 2022. He joined Latch as Senior Vice President, Finance in August 2021. In such role, Mr. Schaeffer has led the FP&A and operations finance teams. In these capacities, he has been responsible for all financial planning, partnering with investor relations on guidance, metrics and key performance indicator reporting, and driving operational excellence into Latch’s software and hardware business lines. From September 2019 to November 2020, Mr. Schaeffer served as Senior Vice President of Finance of Talkdesk, a global cloud contact center company, where he served as the top finance executive, leading FP&A, accounting and other finance functions and serving as a member of the executive leadership team. Before joining Talkdesk, he served as Vice President of Finance and FP&A at Anaplan, a business planning software company, from September 2017 to June 2019. He was part of the core initial public offering team for Anaplan and served as the company’s finance leader, accountable for Anaplan’s P&L, balance sheet, cash flow, and growth plans. He also worked closely with the company’s investor relations function in modeling guidance and performing analytics on key business metrics. Previously, Mr. Schaeffer served as Senior Director of Finance at Nimble Storage, joining the company in March 2015 and remaining there through September 2017 following the company’s acquisition by Hewlett Packard Enterprise. He built the Nimble Storage sales financial organization from the ground up and was accountable for the company’s sales and marketing and capital expenditure budgets, among other items. Prior to his role with Nimble Storage, Mr. Schaeffer worked in various roles at Trimble Inc. from May 2001 through February 2015. His final position for Trimble was Director of Finance and Business Unit Controller, where he was responsible for all financial functions of the company’s SaaS division. Earlier in his career, Mr. Schaeffer held finance positions at a startup software company and 3Com. Mr. Schaeffer holds a B.S. in Electrical Engineering from Lehigh University and an M.B.A. from Carnegie Mellon University.

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Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as Latch’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and the Board has directed that such appointment be submitted to our stockholders for ratification at the 2022 Annual Meeting.

On June 7, 2021, the Audit Committee approved the engagement of Deloitte as Latch’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2021. Deloitte also served as the independent registered public accounting firm of Legacy Latch beginning in 2020. WithumSmith+Brown, PC (“Withum”), Latch’s independent registered public accounting firm from September 18, 2020, to June 7, 2021, preceded Deloitte in this role.

Withum’s report on Latch’s financial statements as of December 31, 2020, and for the period from September 18, 2020 (inception) through December 31, 2020, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the period from September 18, 2020 (inception) through December 31, 2020, and the subsequent period through June 7, 2021, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures, or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report. There also were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during that period.

During the period from September 18, 2020 (inception) to December 31, 2020, and the subsequent period through June 7, 2021, Latch did not consult Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Latch’s financial statements, and Deloitte provided no written report or oral advice to Latch that Deloitte concluded was an important factor considered by Latch in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Latch has been advised by Deloitte that the firm has no relationship with Latch or its subsidiaries other than that arising from the firm’s engagement as auditors.

Representatives from Deloitte will attend the 2022 Annual Meeting and will be available to respond to appropriate questions and to make a statement if they wish.

Fees of Independent Registered Public Accounting Firm

As described above, Deloitte was appointed as our independent registered public accounting firm in June 2021, upon the dismissal of Withum in connection with the closing of the Business Combination. Deloitte also served as the independent registered public accounting firm of Legacy Latch prior to the consummation of the Business Combination. The fees of Deloitte presented below are not representative of the fees to be billed by Deloitte for Latch as a public company but are presented solely to provide our stockholders with a basis to understand our historical relationship with Deloitte.

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The following table presents fees for professional services rendered by Deloitte and Withum to us (including Legacy Latch, in the case of Deloitte) for the years ended December 31, 2021, and 2020:

	Fiscal Year Ended December 31, 2021		Fiscal Year Ended December 31, 2020
	Deloitte	Withum	Deloitte	Withum
Audit fees	1,673,300	53,560	2,635,000	98,365
Audit-related fees	-	-	-	-
Tax fees	-	-	-	4,120
All other fees	-	-	-	-
Total	1,673,300	53,560	2,635,000	102,485

Services rendered by Deloitte and Withum in connection with the fees presented above are described below.

Audit Fees

Audit fees consist of fees billed, including expenses, for professional services rendered for the audit of our consolidated financial statements, reviews of interim financial information, and services that only the independent auditors can reasonably provide, such as services associated with SEC registration statements or other documents issued in connection with securities offerings (including consents) and consultation on significant accounting matters. The aggregate fees billed in 2021 include audit services related to the Business Combination.

Audit-Related Fees

We did not incur any audit-related fees in 2021 or 2020.

Tax Fees

Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice.

All Other Fees

We did not incur any other fees in 2021 or 2020.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted the Latch, Inc. Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by Latch’s independent registered public accounting firm may be pre-approved. Pursuant to the Pre-Approval Policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval. The Audit Committee at least annually reviews and pre-approves the services (if any) that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other audit services, which are those services that only the independent auditor reasonably can provide. Because the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval of audit-related services.

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Report of the Audit Committee

The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board, the audit process, and the independent registered public accounting firm’s qualifications, independence, and performance.

Management has primary responsibility for the financial statements and is responsible for establishing and maintaining Latch’s system of internal controls over preparation of Latch’s financial statements. The independent registered public accounting firm, Deloitte, is responsible for performing an audit of Latch’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing an opinion on the financial statements. The Audit Committee meets periodically with Latch’s independent registered public accounting firm, with and without management present, to review the adequacy of Latch’s internal controls, financial reporting practices, and audit process.

The Audit Committee has reviewed and discussed Latch’s audited consolidated financial statements for the year ended December 31, 2021, with management. In addition, the Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee also has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Deloitte with that firm.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that Latch’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC.

Audit Committee,

Peter Campbell, Chair
Raju Rishi
J. Allen Smith

The foregoing report is not “soliciting material,” shall not be deemed “filed,” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Latch specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Vote Required

The ratification of the appointment of Deloitte as Latch’s independent registered public accounting firm for the fiscal year ending December 31, 2022 must be approved by the affirmative vote of the majority of the votes cast at the 2022 Annual Meeting, meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will consider whether to engage a different independent registered public accounting firm but will not be obligated to do so. Even if the appointment of Deloitte is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of Latch.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte as Latch’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

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Proposal 3: Advisory (Non-Binding) Vote on the Frequency of Advisory Votes to Approve Named Executive Officer Compensation

We are asking stockholders to vote, on a non-binding advisory basis, for their desired frequency for holding future advisory votes to approve the compensation of our named executive officers (commonly known as say-on-pay).

This say-on-frequency proposal gives stockholders the opportunity to express their views as to whether the advisory vote on Latch’s executive compensation program should occur every year (“Every Year” on the proxy card), every two years (“Every 2 Years” on the proxy card), or every three years (“Every 3 Years” on the proxy card). Because this vote is advisory, it will not be binding upon the Board. However, the Board will consider the outcome of the vote when deciding the frequency of future non-binding advisory votes on the compensation of Latch’s named executive officers.

The Board recommends that a non-binding advisory vote to approve the compensation of our named executive officers occur every year. While the Board believes this recommendation is appropriate at this time, stockholders are not voting to approve or disapprove the recommendation of an annual say-on-pay vote. Instead, the question is whether Latch should hold an advisory say-on-pay vote every year, every two years, or every three years. The choice receiving the greatest number of votes will be considered the frequency recommended by Latch’s stockholders, even if that choice does not receive a majority of the votes.

The Board of Directors recommends that you vote for “EVERY YEAR” on this proposal.

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Executive Compensation

Compensation Committee Report

We have reviewed and discussed the following Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board.

Raju Rishi, Chair
J. Allen Smith

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the strategy, policies, and practices underlying our executive officer compensation program for 2021, as well as the compensation decisions made for our 2021 named executive officers (“NEOs”) listed below:

Luke Schoenfelder Chief Executive Officer	Garth Mitchell Chief Financial Officer	Ali Hussain Chief Operating Officer	Michael Brian Jones Chief Technology Officer

The NEOs were Latch’s only executive officers in 2021. Beginning March 28, 2022, Mr. Mitchell began serving as Transitioning Chief Financial Officer supporting the transition of his duties to Mr. Schaeffer, who was appointed as Interim Chief Financial Officer. On the same date, Mr. Hussain ceased to serve as Latch’s principal operating officer and as an executive officer. See Latch’s Current Report on Form 8-K filed with the SEC on March 29, 2022, for more information.

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Executive Summary

2021 Performance Highlights and Pay for Performance

Our executive compensation program is designed to deliver pay that is aligned with corporate and individual performance. Highlights of our 2021 business and financial performance are shown below.

$450.0 million	NASDAQ: LTCH	129%	117%
total proceeds related to Business Combination	publicly traded since June 2021	year-over-year revenue growth	year-over-year software revenue growth

In order to align pay with performance, a significant portion of our NEOs’ target total direct compensation is performance-based, delivered in the form of long-term equity incentive awards and annual cash incentives. For 2021, excluding Mr. Schoenfelder, approximately 92% of our NEOs’ target total direct compensation (on average) was in the form of annual bonuses and restricted stock units (“RSUs”) granted under Latch’s 2021 Incentive Award Plan (the “2021 Plan”) that will vest over a three-year period. As discussed below under “Elements of Direct Compensation and 2021 Compensation Decisions—Equity-Based Long-Term Incentive Awards,” Mr. Schoenfelder and the Compensation Committee jointly agreed that Mr. Schoenfelder would not receive any equity-based compensation in 2021. Despite Latch’s success noted above, to strengthen our balance sheet and further align the interests of our NEOs with the interests of our stockholders, the Compensation Committee determined that the NEOs would not receive any 2021 annual cash bonuses. See “Elements of Direct Compensation and 2021 Compensation Decisions—Annual Incentive Compensation” below.

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation practices are summarized below.

What We Do	What We Do Not Do
Emphasize performance-based, at-risk incentive compensation	NO uncapped cash incentives or guaranteed equity compensation
Emphasize the use of equity compensation to promote executive retention and reward long-term value creation	NO significant perquisites or pension benefits
Conduct an annual say-on-pay vote (subject to stockholder ratification of this voting frequency at the 2022 Annual Meeting)	NO compensation-related tax gross-ups
Engage an independent compensation consultant to advise our Compensation Committee	NO repricing of stock option awards, and the 2021 Plan expressly forbids exchanging underwater options for cash without stockholder approval
Structure compensation to avoid excessive risk taking	NO hedging or pledging of Latch stock permitted
Provide competitive compensation that is compared against an industry peer group	NO excessive severance or single-trigger acceleration of equity awards in the event of a change in control

As Latch matures and our compensation program is refined, we expect to add predetermined objective performance metrics to our incentive compensation plans.

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Executive Compensation Objectives and Philosophy

The key objective of our executive compensation program is to attract, motivate, and reward leaders with the skills and experience necessary to successfully execute our strategic plan to maximize stockholder value while creating an inclusive and diverse environment to support and inspire our workforce. To that end, our executive compensation program is designed to:

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position, and the competitive demand for proven executive talent, as described below under “How We Determine Executive Compensation.”

How We Determine Executive Compensation

Role of Board of Directors, Compensation Committee, and Executive Officers

The Compensation Committee is responsible for reviewing and establishing, or recommending to the Board (as directed by the Board), our executive compensation programs and annually reviews and recommends the specific compensation to be provided to our NEOs.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to his own compensation) and our People Operations team, each executive’s current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Latch performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions. Typically, our Board makes decisions regarding our NEOs’ compensation based on recommendations from the Compensation Committee.

Role of Compensation Consultant

To help design and administer a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant for 2021. FW Cook provided executive compensation advisory services, including evaluating our compensation philosophy and objectives and providing guidance by assessing and reporting on competitive market practices and governance and regulatory trends. The Compensation Committee evaluated FW Cook’s independence pursuant to Nasdaq and SEC rules and determined that FW Cook does not have any conflicts of interest in advising the Compensation Committee. FW Cook did not provide any other services to Latch in 2021.

In consultation with FW Cook, in 2021, our Compensation Committee selected our peer group based on the following criteria: industry, size (as measured by market capitalization, revenue, and employee count), and business characteristics (including growth rate and gross margin). The companies that make up our 2021 peer group are listed below.

Ambarella, Inc.	Domo, Inc.	PDF Solutions, Inc.
AppFolio, Inc.	Everbridge, Inc.	Q2 Holdings, Inc.
CEVA, Inc.	Napco Security Technologies, Inc.	ShotSpotter, Inc.
Digimarc Corporation	OneSpan, Inc.	SPS Commerce, Inc.
Digital Turbine, Inc.	PagerDuty, Inc.	Talend S.A.

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Our 2021 peer group is our first since Latch became a publicly traded company. Our Compensation Committee intends to review our peer group on an annual basis to ensure it remains appropriate.

In January 2021, FW Cook analyzed data derived from members of our peer group and other applicable industry- and size-specific survey data. The Compensation Committee used that analysis to help structure a competitive executive compensation program and make individual compensation decisions based on compensation paid to comparable executives at companies with which we compete for talent. While the Compensation Committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a valuable tool in its deliberations. Our compensation policies and practices must be competitive in the marketplace for us to attract, motivate, and retain qualified executive officers.

Elements of Direct Compensation and 2021 Compensation Decisions

The primary elements of our NEOs’ compensation and the main objectives of each are shown below.

Category	Compensation Element	Purpose	Form of Payment
Annual, fixed	Base salary	Attract and retain talented executives, recognize individual roles and responsibilities, and provide stable income.	Cash
Annual, at-risk	Annual performance-based incentive bonus	Promote short-term performance objectives and reward executives for their contributions toward achieving those objectives.	Cash
Long-term equity	Equity-based long-term incentive compensation	Align executives’ interests with our stockholders’ interests, emphasize long-term financial and operational performance, and help retain executive talent.	RSUs that vest (generally subject to continued employment) in 12 equal quarterly installments

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees.

Base Salary

Base salaries reflect the NEOs’ respective positions, duties, and responsibilities. Base salaries are an important part of the NEOs’ total compensation packages because they provide a reasonable degree of financial certainty and stability. Our Compensation Committee and Board annually review and determine the base salaries for our NEOs.

In connection with the Business Combination, on January 24, 2021, each of the NEOs became a party to a 2021 Employment Agreement, effective upon the June 4, 2021, closing of the Business Combination. Each 2021 Employment Agreement fixes a base salary that was established based on FW Cook’s market analysis and approved by Legacy Latch’s compensation committee (the “Legacy Compensation Committee”) and board of directors. Before the 2021 Employment Agreements went into effect, each NEO was paid a base salary based on his employment agreement with Legacy Latch. For 2021, our NEOs’ base salaries were as set forth below.

Name	2021 Annualized Base Salary Under Employment Agreement with Legacy Latch ($)	2021 Annualized Base Salary Under 2021 Employment Agreement ($)
Luke Schoenfelder	270,000	500,000
Garth Mitchell	285,000	400,000
Ali Hussain	280,000	400,000
Michael Brian Jones	260,000	325,000

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Annual Incentive Compensation

Each NEO is eligible to receive an annual performance-based cash bonus based on a specified target amount, expressed as a percentage of base salary. Target bonus percentages are set forth in the NEOs’ respective 2021 Employment Agreements. These amounts were determined by the Legacy Compensation Committee based on a review of the peer and industry data provided by FW Cook and other considerations described above. The 2021 target bonuses for each NEO are shown below.

Name	2021 Target Bonus ($)	2021 Target Bonus as a Percentage of Base Salary (%)
Luke Schoenfelder	50,000	10
Garth Mitchell	52,000	13
Ali Hussain	52,000	13
Michael Brian Jones	48,750	15

The Legacy Compensation Committee set the target bonus amount at approximately $50,000 for each NEO to provide for parity among the executive team as we commenced operations as a publicly traded company. The target bonus amounts are modest to help limit cash compensation costs as we continue to scale our operations. The Legacy Compensation Committee also believed that compensation opportunities for our executives should be more focused on equity-based long-term incentives, which more closely link executive pay with the interests of our stockholders, at this stage in Latch’s growth.

The Compensation Committee did not fix specific performance goals for the NEOs’ 2021 annual bonuses. Instead, those bonuses would have been based on the Compensation Committee’s assessment of Latch’s performance, particularly related to stock and financial performance. We expect that, as Latch matures, future annual incentive bonuses will be tied to pre-determined performance goals for one or more operational, financial, or strategic measures.

In February 2022, the Compensation Committee met with FW Cook to review Latch’s 2021 performance. To strengthen Latch’s balance sheet and further align the interests of our NEOs with the interests of our stockholders, the Compensation Committee determined that the NEOs would not receive any 2021 annual cash bonuses.

From time to time, the Board or the Compensation Committee may approve other discretionary or formulaic annual bonuses for the NEOs based on individual performance, our performance, in connection with new hires, for promotions or retention, or as otherwise determined to be appropriate. No additional annual bonuses were granted to the NEOs in 2021.

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as the most important component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our stockholders.

Our Compensation Committee believes equity-based compensation also reinforces our commitment to ensuring a strong link between our performance and pay. Our general practice has been to grant equity awards to each executive officer upon hire. As a public company, we expect to grant equity awards to executive officers annually for performance and retention purposes. Equity-based awards may also be granted for achieving specific milestones.

In September 2021, we granted equity-based compensation to our NEOs, excluding Mr. Schoenfelder, in the form of RSUs. Mr. Schoenfelder and the Compensation Committee jointly agreed that Mr. Schoenfelder would not receive any equity-based compensation in 2021. In reaching this decision, Mr. Schoenfelder and the Compensation Committee considered Mr. Schoenfelder’s existing level of unvested stock options in Latch. The Compensation Committee also recognized the need to thoughtfully craft a long-term incentive structure for Mr. Schoenfelder that ties long-term incentives to meaningful performance measures once Latch’s stock price stabilizes and its long-term goals are solidified. The Compensation Committee intends to grant Mr. Schoenfelder a long-term incentive award in 2022 that incentivizes him to drive significant value creation for Latch stockholders.

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We made the following grants of RSUs to our NEOs for 2021:

Name	Number of RSUs (#)	Targeted Value ($)
Luke Schoenfelder	None	N/A
Garth Mitchell	374,299	4,937,000
Ali Hussain	268,916	3,547,000
Michael Brian Jones	263,533	3,476,000

These grants were recommended by the Compensation Committee and approved by the Board following discussions with FW Cook and after consideration of the following factors: individual performance, roles, responsibilities, and experience; the amount and value of existing vested and unvested equity per executive; peer and survey data for comparable executives; and total cash compensation for each executive. The Compensation Committee also used these grants to reward the NEOs for successfully leading Latch through the Business Combination, which was our primary 2021 objective. In addition, the awards were sized to recognize that none of the NEOs received an equity grant during 2020. The Compensation Committee considered the same factors, as applicable, when determining equity grants for all other employees of Latch shortly after the consummation of the Business Combination.

Although Latch’s closing stock price on the September 13, 2021, grant date was $13.49, the Compensation Committee calculated the number of RSUs granted to the NEOs based on a $13.19 price per share to remain consistent with the price used in calculating the RSU grants made to Latch’s entire employee population in August 2021. The RSUs granted to the NEOs vest over three years in 12 equal quarterly installments beginning October 1, 2021, generally subject to continued service on each vesting date.

Other Compensation and Benefits

Retirement Savings, Health, and Welfare Benefits

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing this vehicle for tax-deferred retirement savings adds to the overall desirability of our executive compensation package and is consistent with market practice.

Employee Benefits

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental, and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life insurance. We believe these benefits are necessary and appropriate to provide a competitive compensation package to our NEOs.

We do not currently provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to help individual executive officers perform their duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. The Compensation Committee will approve all future practices with respect to perquisites or other personal benefits.

We do not generally provide any tax “gross-ups” to our NEOs.

Severance and Change in Control Arrangements

The NEOs’ 2021 Employment Agreements provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a possible acquisition of Latch and also can encourage retention until any such transaction is completed. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2021, appears under “Potential Payments Upon Termination or Change in Control” below.

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Other Policies and Considerations

Derivatives Trading, Hedging, and Pledging Policies

Our Insider Trading Compliance Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Latch securities, such as a put option, a call option, or a short sale, or engage in hedging transactions. In addition, no employee, officer, or director may pledge Latch securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Latch securities in a “margin” account, which would allow them to borrow against their holdings to buy securities.

Accounting for Equity-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our equity-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all equity-based awards made to employees and directors, including stock options and RSUs, based on the grant date fair value. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

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2021 Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during the years ended December 31, 2021, and 2020.

Name and Principal Position	Year	Salary ($)	(1)	Bonus ($)	Stock Awards ($)	(2)	All Other Compensation ($)		Total ($)
Luke Schoenfelder Chief Executive Officer	2021	401,553		—	—	(3)	500	(4)	402,053
	2020	270,000		—	—		330		270,330
Garth Mitchell Chief Financial Officer	2021	350,777		—	5,049,294		500	(4)	5,400,571
	2020	285,000		100,000	—		326		385,326
Ali Hussain Chief Operating Officer	2021	348,636		—	3,627,677		500	(4)	3,976,813
	2020	280,000		—	—		307		280,307
Michael Brian Jones Chief Technology Officer	2021	297,178		—	3,555,060		500	(4)	3,852,738
	2020	260,000		—	—		328		260,328
(1)

Represents base salary earned by the NEO in the year shown. The base salary of each NEO was adjusted when the 2021 Employment Agreements became effective on June 4, 2021. See “Elements of Direct Compensation and 2021 Compensation Decisions—Base Salary” above.

(2)

Amounts reflect the full grant-date fair value of RSUs granted during 2021 based on the closing trading price of our common stock on the date of grant and computed in accordance with ASC Topic 718. These are not necessarily the amounts the NEOs will realize when the RSUs vest.

(3)

As noted above under “Elements of Direct Compensation and 2021 Compensation Decisions—Equity-Based Long-Term Incentive Awards,” Mr. Schoenfelder and the Compensation Committee jointly agreed that Mr. Schoenfelder would not receive any equity-based compensation in 2021.

(4)

Represents a work-from-home stipend paid to all employees of Latch.

Grants of Plan-Based Awards in 2021

The following table provides supplemental information relating to grants of plan-based awards made during 2021.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	(1)	Grant Date Fair Value of Stock and Option Awards ($)	(2)
Luke Schoenfelder	—	—		—
Garth Mitchell	9/13/2021	374,299		5,049,294
Ali Hussain	9/13/2021	268,916		3,627,677
Michael Brian Jones	9/13/2021	263,533		3,555,060
(1)

The RSUs vest over three years in 12 equal quarterly installments beginning October 1, 2021, generally subject to continued service on each such vesting date.

(2)

Amounts reflect the grant date fair value in accordance with ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2021.

Name	Grant Date		Option Awards					Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	(1)
Luke Schoenfelder	5/12/2016	(2)	1,795,003	—		0.2229	5/11/2026	—		—
	11/7/2018	(2)	2,606,993	521,398	(3)	0.6800	11/6/2028	—		—
Garth Mitchell	2/19/2019	(2)	36,481	170,228	(4)	0.6800	2/18/2029	—		—
	12/3/2019	(2)	62,273	166,074	(5)	1.0144	12/2/2029	—		—
	9/13/2021	(6)	—	—		—	—	343,107	(7)	2,597,320
Ali Hussain	11/7/2018	(2)	469,212	123,248	(3)	0.6800	11/6/2028	—		—
	9/13/2021	(6)	—	—		—	—	246,506	(7)	1,866,050
Michael Brian Jones	02/09/2015	(8)	126,933	—		0.1338	2/8/2025	—		—
	05/12/2016	(2)	876,629	—		0.2229	5/11/2026	—		—
	11/07/2018	(2)	1,262,234	252,448	(3)	0.6800	11/6/2028	—		—
	9/13/2021	(6)	—	—		—	—	241,572	(7)	1,828,700
(1)

Amounts are calculated by multiplying the number of shares shown in the table by the $7.57 per share closing price of our common stock on December 31, 2021.

(2)

These option awards were granted under the Latch, Inc. 2016 Stock Plan (the “2016 Plan”).

(3)

1/48th of the total number of shares subject to these options vested on September 9, 2018, and the remaining shares have been vesting at a rate of 1/48th of the total number of shares on each month thereafter, subject to continued service through each vesting date.

(4)

1/4th of the total number of shares subject to the option vested on February 18, 2020, and the remaining shares have been vesting at a rate of 1/48th of the total number of shares on each month thereafter, subject to continued service through each vesting date.

(5)

1/48th of the total number of shares subject to the option vested on January 1, 2020, and the remaining shares have been vesting at a rate of 1/48th of the total number of shares on each month thereafter, subject to continued service through each vesting date.

(6)

These RSU awards were granted under the 2021 Plan.

(7)

1/12th of the total number of shares underlying the RSUs vested on October 1, 2021, and the remaining shares will vest at a rate of 1/12th of the total number of shares quarterly thereafter, subject to continued service through each vesting date.

(8)

This option award was granted under the Latchable, Inc. 2014 Stock Incentive Plan (the “2014 Plan”).

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Option Exercises and Stock Vested in 2021

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	(2)
Luke Schoenfelder	—	—		—	—
Garth Mitchell	480,738	2,056,302		31,192	349,662
Ali Hussain	147,066	477,053		22,410	251,216
Michael Brian Jones	—	—		21,961	246,183
(1)

Amounts are calculated by multiplying the number of shares as to which the option was exercised by the closing price of our common stock on the exercise date, net of the exercise price.

(2)

Amounts are calculated by multiplying the number of shares vested by the closing price of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control

Employment Agreements

Pursuant to the 2021 Employment Agreements, in the event of a termination of an NEO’s employment for any reason, the executive would generally be entitled to receive earned but unpaid salary, any owed accrued expenses, and any amounts payable under any benefit plans, programs, or arrangements that such NEO participates in or benefits from. If an NEO’s employment is terminated due to death or disability, the executive (or the executive’s estate) would also be entitled to (i) any unpaid annual bonus earned in the prior fiscal year (the “Accrued Annual Bonus”) and (ii) a prorated annual bonus for the year in which termination occurs (the “Pro-Rated Bonus”), in each case as determined by the Board based on actual performance achieved (with any subjective individual performance goals treated as achieved at not less than target).

If an NEO’s employment is terminated either by Latch without “cause” or by the NEO for “good reason” (each as defined in the applicable 2021 Employment Agreement), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, such NEO would be entitled to: (i) the sum of his base salary and target bonus at the time of termination (the “Cash Severance Payment”), payable over a 12-month period, (ii) his Accrued Annual Bonus and Pro-Rated Bonus, and (iii) payment of premiums incurred for the NEO’s participation in coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), pursuant to a Company-sponsored group health plan, less the amount the NEO would have paid to receive such coverage as an employee (the “COBRA Payments”), ending upon the earliest of (a) the one-year anniversary of termination, (b) the date the NEO ceases to be eligible for COBRA, or (c) the date the NEO becomes eligible for coverage from a subsequent employer.

If an NEO’s employment is terminated by Latch without cause or by the NEO for good reason within three months prior to, or 24 months following, a “change in control” (as defined in the applicable 2021 Employment Agreement), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, such NEO would be entitled to: (i) the Cash Severance Payment, payable in a lump sum within 30 days following the date of his termination, (ii) his Accrued Annual Bonus and Pro-Rated Bonus, (iii) the COBRA Payments, and (iv) full acceleration of the vesting of any outstanding unvested equity incentive awards.

Each NEO is subject to certain restrictive covenants, including confidentiality and one-year noncompete and nonsolicitation covenants, under his 2021 Employment Agreement.

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Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment occurring on December 31, 2021. We do not provide any single-trigger payments or benefits upon a change in control, and we do not provide for any Internal Revenue Code section 280G gross-up payments.

Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and may vary from the amounts listed in the following table.

Name	Benefit	Upon Death or Disability	(1)	Termination Without Cause or for Good Reason ($)	(2)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)	(3)
Luke Schoenfelder	Cash	—		550,000		550,000
	Equity Acceleration(4)	—		—		3,592,432
	Continued Healthcare	—		12,984		12,984
	Total	—		562,984		4,155,416
Garth Mitchell	Cash	—		452,000		452,000
	Equity Acceleration(4)	—		—		4,858,905
	Continued Healthcare	—		6,172		6,172
	Total	—		458,172		5,317,077
Ali Hussain	Cash	—		452,000		452,000
	Equity Acceleration(4)	—		—		2,715,229
	Continued Healthcare	—		—		—
	Total	—		452,000		3,167,229
Michael Brian Jones	Cash	—		373,750		373,750
	Equity Acceleration(4)	—		—		3,568,067
	Continued Healthcare	—		12,984		12,984
	Total	—		386,734		3,954,801
(1)

Represents the NEO’s Accrued Annual Bonus, payable in a lump sum when prior-year bonuses are paid to the other executive officers in the ordinary course. No NEO earned a bonus for the year ended December 31, 2021.

(2)

Represents the sum of (i) the NEO’s Accrued Annual Bonus plus (ii) the Cash Severance Payment, payable in the form of salary continuation in regular installments over the 12-month period following the date of termination.

(3)

Represents the sum of (i) the NEO’s Accrued Annual Bonus plus (ii) the Cash Severance Payment, payable in a single lump sum within 30 days after termination, plus (iii) the value of the NEO’s accelerated equity.

(4)

With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the options by the $7.57 per share closing price of our common stock on December 31, 2021, and (ii) subtracting the aggregate exercise price for the options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $7.57.

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Non-Employee Director Compensation

We have designed our compensation program for our non-employee directors to attract, motivate, and retain individuals who are committed to our culture and goals and who have the skills and experience that we need to achieve those goals. Non-employee director compensation is recommended by the Compensation Committee, with the input of FW Cook, and approved by the Board.

Following the completion of the Business Combination, and based on input from FW Cook following a market review, we instituted the following annual compensation program for our non-employee directors.

Who Receives	Type of Compensation	Annual Amount
All non-employee directors	Annual cash retainer, paid quarterly in arrears(1)	$40,000
Committee members other than chairs	Additional annual cash retainer, paid quarterly in arrears(1)	Audit: $9,000 Compensation: $5,000 Nominating and Corporate Governance: $4,000
Committee chairs	Additional annual cash retainer, paid quarterly in arrears(1)	Audit: $18,000 Compensation: $10,000 Nominating and Corporate Governance: $8,000
Lead Independent Director	Additional annual cash retainer, paid quarterly in arrears(1)	$20,000
All non-employee directors	RSU grant, vesting at subsequent annual meeting of stockholders	2021 amount: $325,000 Expected future amount, continuing directors: $150,000 Expected future amount, new directors: $250,000
(1)

In lieu of receiving all or any portion of the annual cash retainers to which a non-employee director is entitled, a director may elect to receive an equivalent amount in the form of RSUs that vest on the same schedule as the annual cash retainers would otherwise have been paid. For 2021, all of our non-employee directors elected to receive all such fees in the form of RSUs.

The Compensation Committee determined that the amount of the 2021 RSU awards was appropriate in light of the closing of the Business Combination and also was consistent with the larger RSU grants made to employees and the NEOs in 2021. The 2021 RSU grants for the non-employee directors will vest, subject to continued service on the Board, on the earlier of the one-year anniversary of the grant date or immediately prior to the election of directors at the 2022 Annual Meeting.

The Compensation Committee believes that new directors and continuing directors should receive different RSU award amounts. Awards for new directors will be higher to attract new experienced directors. Awards for continuing directors will be in an amount that reflects market practice to continue to align directors’ interests with the interests of our stockholders.

All unvested RSUs held by non-employee directors will vest in full upon the occurrence of a change in control.

If a new non-employee director is appointed or elected to the Board at any time prior to the 2022 Annual Meeting, such director will receive a prorated grant of RSUs based on the $325,000 grants made in 2021.

Non-employee directors are reimbursed for reasonable out-of-pocket expenses actually incurred in connection with participation in or attendance at Board and committee meetings.

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The table below describes the compensation received by the non-employee directors for the year ended December 31, 2021. All such fees were earned commencing upon the closing of the Business Combination. Mr. Schoenfelder does not receive any additional compensation for his service on the Board.

Name	Fees Earned or Paid in Cash ($)	(1)	Stock Awards ($)	(2)	Total ($)
Peter Campbell	29,000		325,000		354,000
Patricia Han	22,000		325,000		347,000
Raju Rishi	29,500		325,000		354,500
J. Allen Smith	27,000		325,000		352,000
Robert J. Speyer	20,000		325,000		345,000
Andrew Sugrue	24,000		325,000		349,000
(1)

Amounts shown represent cash retainers for service in 2021. All of our non-employee directors elected to receive such fees in the form of RSUs.

(2)

Amounts reflect the full grant-date fair value of RSUs granted during 2021 based on the closing price of our common stock on the date of grant and computed in accordance with ASC Topic 718. These may not be the amounts the named individuals actually receive. The amounts do not include RSUs granted in lieu of the annual cash retainers.

The table below shows the aggregate number of unvested RSUs held as of December 31, 2021, by each non-employee director.

Name	Unvested Stock Awards Outstanding (#)
Peter Campbell	35,365
Patricia Han	34,666
Raju Rishi	35,415
J. Allen Smith	35,166
Robert J. Speyer	34,466
Andrew Sugrue	34,866

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Securities Authorized for Issuance
Under Equity Incentive Plans

The following table presents the securities authorized for issuance under our equity incentive plans as of December 31, 2021.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		(c) Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)) (#)
Equity compensation plans approved by security holders
Latch, Inc. 2021 Incentive Award Plan	6,477,513	(1)	—	(2)	16,731,819	(3)
Equity compensation plans not approved by security holders
Latchable, Inc. 2014 Stock Incentive Plan	500,402		0.13		—	(4)
Latch, Inc. 2016 Stock Plan	14,509,254		0.77		—	(5)
Total	21,487,169		—		16,731,819
(1)

Represents RSUs granted to service providers, net of forfeitures and releases. Excludes cash-settled RSUs.

(2)

The RSUs have no exercise price.

(3)

The aggregate number of shares available for issuance under the 2021 Plan is equal to (i) 22,500,611 shares plus (ii) an annual increase for ten years on the first day of each calendar year beginning on January 1, 2022, equal to the lesser of (A) 5% of the aggregate number of shares of common stock outstanding on the last day of the immediately preceding calendar year and (B) such smaller amount of shares as determined by the Board. Effective January 1, 2022, the number of shares reserved for future issuance under the 2021 Plan increased by 7,116,519 shares.

(4)

No award may be granted under the 2014 Plan after June 4, 2021, but awards previously granted under the 2014 Plan will continue to be subject to the provisions thereof.

(5)

No award may be granted under the 2016 Plan after June 4, 2021, but awards previously granted under the 2016 Plan will continue to be subject to the provisions thereof.

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Certain Relationships and Related
Party Transactions

In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation,” the following is a description of each transaction since January 1, 2021, and each currently proposed transaction in which:

●

we have been or are to be a participant;

●

the amount involved exceeds or will exceed $120,000; and

●

any of our directors, executive officers, or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Sponsor Agreement

In connection with the execution of the Merger Agreement, TS Innovation Acquisitions Sponsor, L.L.C., a Delaware limited liability company (the “Sponsor”) and TSIA’s directors and officers (collectively, the “Sponsor Agreement Parties”) entered into an amended and restated letter agreement (the “Sponsor Agreement”) with TSIA and Legacy Latch. Under the Sponsor Agreement, the Sponsor Agreement Parties agreed, among other things, not to transfer any shares of Latch common stock until the earlier of (i) the one-year anniversary of the closing date of the Business Combination and (ii) (x) the date on which the last reported sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within any 30 trading-day period commencing at least 150 days after the closing date of the Business Combination or (y) the date on which Latch completes a liquidation, merger, capital stock exchange, reorganization, or other similar transaction that results in all of Latch’s stockholders having the right to exchange their shares of our common stock for cash, securities or other property.

The Sponsor Agreement provides that 738,000 shares of our common stock held by the Sponsor (the “Unvested Shares”) will vest at such time as the Stock Price Level (as defined below) is achieved on or before the fifth anniversary of the closing of the Business Combination. In the event Latch enters into a binding agreement on or before such fifth anniversary related to certain sale transactions involving the shares of our common stock or all or substantially all the assets of Latch (a “Latch Sale”), the Unvested Shares will vest on the day prior to the closing of such Latch Sale if the per share price implied in such Latch Sale meets or exceeds the Stock Price Level. If the Unvested Shares remain unvested after the fifth anniversary of the closing of the Business Combination, such Unvested Shares will be forfeited.

The “Stock Price Level” will be considered achieved only (a) when the volume-weighted average price of our common stock on the Nasdaq is greater than or equal to $14.00 for any 20 trading days within a 30 trading-day period or (b) the per share price implied in a Latch Sale is greater than or equal to $14.00.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, we and certain stockholders of Legacy Latch and TSIA, including (i) the Sponsor, (ii) entities affiliated with Bventures Leverco S-B, LLC (“Brookfield”), Lux Co-Invest Opportunities, L.P. (“Lux”), RRE Ventures VII, LP (“RRE Ventures”), and Avenir Latch Investors, LLC (“Avenir”), each of which held more than 5% of our outstanding capital stock at Closing of the Transactions, and (iii) Luke Schoenfelder, Garth Mitchell, Michael Brian Jones, Ali Hussain, Peter Campbell, Patricia Han, Raju Rishi, J. Allen Smith, Robert J. Speyer, and Andrew Sugrue, each of whom were officers of Latch or members of our Board, entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we filed a Registration Statement on Form S-1 with respect to the registrable securities under the Registration Rights Agreement. Certain Legacy Latch stockholders and TSIA stockholders may each request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $75.0 million. We also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.

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Convertible Notes

In September and October 2020, Legacy Latch issued convertible promissory notes in an aggregate principal amount of $50.0 million. The convertible promissory notes accrued interest at a rate of (i) five percent (5.0%) per annum for the first six months after issuance of the notes, (ii) seven percent (7.0%) per annum for months seven through 12 after issuance of the notes, and (iii) nine percent (9.0%) per annum for month 13 after issuance of the notes through the maturity date, in each case accruing annually. The convertible promissory notes converted into shares of Legacy Latch capital stock immediately prior to the closing of the Business Combination. The following table summarizes purchases in such convertible promissory notes by related persons and their affiliated entities. None of Latch’s executive officers purchased such convertible promissory notes.

Name	Aggregate Principal Amount ($)
J. Allen Smith(1)	100,000
Avenir Latch Investors II, LLC(2)	33,000,000
RRE Leaders II, L.P.(3)	4,000,000
Total	37,100,000
(1)

J. Allen Smith is a member of the Board.

(2)

Andrew G. Sugrue is a member of the Board and is affiliated with Avenir Latch Investors II, LLC.

(3)

Raju Rishi is a member of the Board and is affiliated with RRE Leaders II, L.P.

Commercial, Vendor, and Lease Agreements

Throughout Latch’s history, Latch has obtained equity funding from strategic partners that have affiliates with whom Legacy Latch has transacted on a commercial basis in the ordinary course of its business. These strategic partners include Rational IX LLC, Innovation Club Latch Holding, L.L.C., SM Ventures LatchCo LLC, HV-Latch II LLC, RXR PT Latch LP, HLC Series Investments LLC, Third Prime Alpha Fund, L.P., 3PC Series LLC (Latch Series), HV-Latch II LLC, HV Latch I LLC, Wise Ventures Latch SPC, LLC, CPEG Venture I LLC, Bventures Leverco S-B, LLC, and Ironstate Development. As a result, we have customers who have affiliates that are stockholders of Latch and/or that were entitled to designate members of Legacy Latch’s board of directors under the agreements entered into in connection with such equity funding arrangements. We charge market rates for products and services, and the commercial arrangements with these customers were entered into on an arms’-length basis.

As of December 31, 2021, we had $0.5 million of receivables due from these customers. For the year ended December 31, 2021, we received from these customers $0.2 million of hardware revenue and $0.5 million of software revenue.

During the year ended December 31, 2021, we sold hardware and software in the ordinary course of business to properties owned by affiliates of Brookfield Properties, an affiliate of one of Legacy Latch’s 5% stockholders, for approximately $0.6 million.

During the year ended December 31, 2021, we sold hardware and software in the ordinary course of business to properties owned by affiliates of Tishman Speyer for approximately $0.1 million.

In addition to our related party customers, we also have stockholders that are considered related party vendors that we transact with in the ordinary course of business, paying market rates for products and services. As of December 31, 2021, we had no payables due to these vendors.

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Employment Arrangement

We have employed Noah Schoenfelder, the adult sibling of Luke Schoenfelder, our Chief Executive Officer and Chairman of the Board, since 2019. Noah Schoenfelder is employed as Team Lead, Customer Support, and received in 2021, and is expected to receive in 2022, compensation totaling approximately $150,000. Luke Schoenfelder did not participate in setting his sibling’s compensation, which is commensurate with compensation paid to other similarly situated employees.

Director and Officer Indemnification

Our Second Amended and Restated Certificate of Incorporation and our Bylaws provide for indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by Delaware law, subject to certain limited exceptions. We have entered into indemnification agreements with each member of our Board and several of our officers.

Procedures with Respect to Review and Approval of Related Person Transactions

Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that conforms with the requirements for Nasdaq-listed issuers. Under the policy, our legal and accounting departments are primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons involved with potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy.

If our general counsel determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the proposed transaction. The Audit Committee will review the relevant facts and circumstances of each potential related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the committee’s next regularly scheduled meeting. If the Audit Committee declines to ratify the transaction, management must make all reasonable efforts to cancel or annul the transaction.

If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the Audit Committee for ratification at the committee’s next regularly scheduled meeting. If the Audit Committee declines to ratify the transaction, management must make all reasonable efforts to cancel or annul the transaction.

Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

Our Board has delegated to the officers of Latch the right to approve certain commercial agreements entered into with related parties on arm’s length terms (as determined by the officers of Latch) in the ordinary course of business. However, any such agreement that is reasonably likely to require, during the term of such agreement, annual payments to or by Latch in excess of $500,000 must receive approval in accordance with our related party transaction policy discussed above.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of April 13, 2022, by:

●

each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

●

each of our NEOs and directors; and

●

all of our executive officers and directors as a group.

Beneficial ownership is determined according to SEC rules, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including (i) options and warrants that are currently exercisable or exercisable within 60 days of April 13, 2022, and (ii) RSUs that are scheduled to vest within 60 days of April 13, 2022. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Latch, Inc., 508 West 26th Street, Suite 6G, New York, New York 10001.

The beneficial ownership of our common stock is based on 143,568,393 shares of common stock issued and outstanding as of April 13, 2022. The information is based on Form 3s, Form 4s, Form 5s, Schedule 13Ds, Schedule 13Gs, and Schedule 13G/As filed through April 13, 2022.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Entities affiliated with Avenir Latch Investors, LLC(1)	21,435,551	14.9%
Entities affiliated with Lux Ventures IV, L.P.(2)	11,312,962	7.9%
The Spruce House Partnership LLC(3)	14,000,000	9.8%
TS Innovation Acquisitions Sponsor, L.L.C.(4)	12,713,334	8.5%
The Vanguard Group(5)	8,605,474	6.0%
Directors and Named Executive Officers:
Luke Schoenfelder(6)	5,968,951	4.0%
Peter Campbell(7)	38,262	*
Patricia Han(8)	36,864	*
Raju Rishi(9)	38,777	*
J. Allen Smith(10)	151,440	*
Robert J. Speyer(11)	12,962,185	8.7%
Andrew Sugrue(12)	21,472,814	15.0%
Garth Mitchell(13)	931,174	*
Ali Hussain(14)	1,006,245	*
Michael Brian Jones(15)	2,582,729	1.8%
Directors and executive officers as a group (9 individuals)(16)	43,256,853	27.5%
*

Less than one percent (1%)

(1)

Based on a Schedule 13D filed June 14, 2021. Avenir Latch Investors, LLC is the record holder of 7,901,893 shares of common stock. Avenir Latch Investors II, LLC is the record holder of 6,981,953 shares of common stock. Avenir Latch Investors III, LLC is the record holder of 6,551,705 shares of common stock. Avenir Management Company, LLC is the manager of each of Avenir Latch Investors, LLC, Avenir Latch Investors II, LLC, and Avenir Latch Investors III, LLC. Avenir Management Company, LLC is controlled by an investment committee made up of James M. Reynolds, IV and Andrew Sugrue. As a result, each of Avenir Management Company, LLC and Messrs. Reynolds and Sugrue may be deemed to share beneficial ownership over the securities. The address for these entities and individuals is c/o Avenir Management Company, LLC, 135 Fifth Avenue, 7th Floor, New York, New York 10010.

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(2)

Based on a Schedule 13G/A filed February 14, 2022. Lux Ventures IV, L.P. (“LVIV”) is the record holder of 7,228,469 shares of common stock. Lux Co-Invest Opportunities, L.P. (“LCIO”) is the record holder of 4,084,493 shares of common stock. Lux Venture Partners IV, LLC (“LVP”) is the general partner of LVIV and exercises voting and dispositive power over the shares held by LVIV. Lux Co-Invest Partners, LLC (“LCP”) is the general partner of LCIO and exercises voting and dispositive power over the shares held by LCIO. Lux Capital Management, LLC serves as the investment manager for each of LVP and LCP and, as such, may be deemed to share voting and dispositive power for the shares held by each of LVIV and LCIO. Peter Hebert and Josh Wolfe are the sole managers of LVP and LCP and may be deemed to share voting and dispositive power for the shares held by each of LVIV and LCIO. Peter Hebert and Josh Wolfe are the sole managers of Lux Venture Partners IV, LLC and Lux Co-Invest Partners, LLC and may be deemed to share voting and dispositive power for the shares held by each of Lux Ventures IV, L.P. and Lux Co-Invest Opportunities, L.P. As a result of the foregoing, for purposes of Rule 13d-3 under the Exchange Act, (i) each of LCM, Mr. Hebert and Mr. Wolfe may be deemed to beneficially own 11,312,962 shares of common stock of Latch, (ii) LVP may be deemed to beneficially own 7,228,469 shares of common stock held directly by LVIV, and (iii) LCP may be deemed to beneficially own 4,084,493 shares of common stock held directly by LCIO. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway 11th Floor, New York, New York 10010.

(3)

Based on a Schedule 13G/A filed February 11, 2022. The shares of common stock are held in the account of The Spruce House Partnership LLC (the “Aggregator”), its sole members being The Spruce House Partnership (AI) LP (f/k/a The Spruce House Partnership LP) and The Spruce House Partnership (QP) LP (collectively, the “Funds”), each a private investment fund managed by Spruce House Investment Management LLC (the “Investment Manager”). The reported securities may be deemed to be beneficially owned by the Investment Manager, the general partner of the Funds, Spruce House Capital LLC (the “General Partner”) and by Zachary Sternberg and Benjamin Stein, managing members of the Investment Manager and the General Partner (the “Managing Members”). Each of the Funds, the Investment Manager, the General Partner, and the Managing Members disclaim beneficial ownership of the reported securities held by the Aggregator, except to the extent of his or its pecuniary interest therein. The Aggregator, the Funds, the Investment Manager, the General Partner, and the Managing Members affirmatively disclaim being a “group” for purposes of Section 16 of the Exchange Act. By virtue of these relationships, the Aggregator, the Funds, the Investment Manager, the General Partner, and the Managing Members may be deemed to have shared voting and dispositive power with respect to the shares. The address for these entities and individuals is 435 Hudson Street, 8th Floor, New York, New York 10014.

(4)

Based on a Schedule 13D filed September 20, 2021. Consists of (a) 7,380,000 shares of common stock and (b) 5,333,334 shares of common stock issuable upon exercise of the private placement warrants. The Sponsor is the record holder of such shares of common stock. The sole manager of the Sponsor is Tishman Speyer. The general partner of Tishman Speyer is Tishman Speyer Properties, Inc. (“Tishman Speyer GP”). Robert J. Speyer, Chairman and Chief Executive Officer of TSIA prior to the Business Combination and a member of Board since the Business Combination, and Jerry I. Speyer are the co-trustees of a voting trust that holds all voting common stock in Tishman Speyer GP and therefore may be deemed to share voting and investment power with respect to the securities reported herein. Each of the reporting persons disclaims any beneficial ownership of the securities reported herein, except to the extent of any pecuniary interest therein. The address for these entities and individuals is Rockefeller Center, 45 Rockefeller Plaza, New York, New York 10111.

(5)

Based on a Schedule 13G filed February 10, 2022. The Vanguard Group clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one other person’s interest in the securities reported herein is more than 5%. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)

Consists of (a) 1,175,907 shares of common stock held directly by Mr. Schoenfelder and (b) 4,793,044 shares of common stock subject to options exercisable within 60 days of April 13, 2022.

(7)

Consists of (a) 5,794 shares of common stock held directly by Mr. Campbell and (b) 32,468 shares of common stock subject to vesting of RSUs within 60 days of April 13, 2022.

(8)

Consists of (a) 4,396 shares of common stock held directly by Ms. Han and (b) 32,468 shares of common stock subject to vesting of RSUs within 60 days of April 13, 2022.

(9)

Consists of (a) 6,309 shares of common stock held directly by Mr. Rishi and (b) 32,468 shares of common stock subject to vesting of RSUs within 60 days of April 13, 2022.

(10)

Consists of (a) 118,972 shares of common stock held directly by Mr. Smith and (b) 32,468 shares of common stock subject to vesting of RSUs within 60 days of April 13, 2022.

(11)

Consists of (a) 3,996 shares of common stock held directly by Mr. Speyer, (b) 32,468 shares of common stock subject to vesting of RSUs within 60 days of April 13, 2022, (c) the shares of common stock identified in footnote (4) above, (d) 49,164 shares of common stock held by Madison Rock Investment, L.P., and (e) 163,223 shares of common stock held by Innovation Club Latch Holding, L.L.C. Speyer GP Holdings, LLC is the general partner of Madison Rock Investment, L.P., which is the managing member of Innovation Club Latch Holding, L.L.C. Mr. Speyer is the managing member of Speyer GP Holdings, LLC. As a result, Mr. Speyer may be deemed to share beneficial ownership over the shares of common stock held by Madison Rock Investment, L.P. and Innovation Club Latch Holding, L.L.C., but disclaims beneficial ownership except to the extent of his pecuniary interest therein. The address for these entities and Mr. Speyer is Rockefeller Center, 45 Rockefeller Plaza, New York, New York 10111.

(12)

Consists of (a) 4,795 shares of common stock held directly by Mr. Sugrue, (b) 32,468 shares of common stock subject to vesting of RSUs within 60 days of April 13, 2022, and (c) the shares of common stock identified in footnote (1) above. Avenir Management Company, LLC is the investment advisor and manager of each of Avenir Latch Investors, LLC, Avenir Latch Investors II, LLC, and Avenir Latch Investors III, LLC. Avenir Management Company, LLC is controlled by an investment committee comprised of Mr. Sugrue and Jamie Reynolds. As a result, Mr. Sugrue may be deemed to share beneficial ownership over the shares of common stock represented herein.

(13)

Consists of (a) 276,193 shares of common stock held directly by Mr. Mitchell, (b) 374,257 shares of common stock subject to options exercisable within 60 days of April 13, 2022, and (c) 280,724 shares of common stock subject to vesting of RSUs within 60 days of April 13, 2022.

(14)

Consists of (a) 444,597 shares of common stock held directly by Mr. Hussain and (b) 561,648 shares of common stock subject to options exercisable within 60 days of April 13, 2022.

(15)

Consists of (a) 127,599 shares of common stock held directly by Mr. Jones and (b) 2,455,130 shares of common stock subject to options exercisable within 60 days of April 13, 2022.

(16)

Consists of shares beneficially owned by the seven members of our Board, Mr. Jones, and Barry Schaeffer, Interim Chief Financial Officer and Treasurer. Includes an aggregate of (a) 7,248,174 shares of common stock subject to options exercisable by our executive officers as a group within 60 days of April 13, 2022, and (b) 194,808 shares of common stock subject to vesting of RSUs held by our directors as a group within 60 days of April 13, 2022.

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Information about the 2022
Annual Meeting

We are furnishing you this Proxy Statement in connection with the solicitation of proxies by the Board to be used at the 2022 Annual Meeting and any postponement or adjournment thereof. In light of the ongoing COVID-19 pandemic and due to public health concerns, we are holding the 2022 Annual Meeting virtually. We believe the virtual format will give all of our stockholders the opportunity to access and experience the 2022 Annual Meeting in a consistent and convenient manner.

Date and Time	Location
Thursday, June 9, 2022	Virtually at
1:00 p.m. Eastern Time	www.virtualshareholdermeeting.com/LTCH2022

How can I contact Latch?

There are many ways to reach us:

508 West 26th Street, Suite 6G New York, New York 10001 Attn: Investor Relations
(917) 338-3915
investors@latch.com

What is the purpose of the meeting, and how does the Board recommend I vote?

Proposal	Board Recommendation	Vote Required	Effect of Abstentions and Broker Non-Votes*
Election of two Class I director nominees	FOR ALL	Each nominee must receive a plurality of the votes cast	No effect on the outcome
Ratification of the appointment of Deloitte & Touche LLP as Latch’s independent registered public accounting firm for 2022	FOR	The affirmative vote of a majority of the votes cast	No effect on the outcome
Advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation of Latch’s named executive officers	EVERY YEAR	The choice receiving the greatest number of votes will be considered the frequency recommended by stockholders, even if that choice does not receive a majority of the votes	No effect on the outcome
* See “Can brokers who hold shares in street name for beneficial owners vote those shares?” for an explanation of broker non-votes.

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Who is entitled to attend the meeting?

Virtual admission to the 2022 Annual Meeting will be limited to our stockholders of record, persons holding proxies from our stockholders, beneficial owners of our common stock, and our employees and directors. Stockholders and other authorized parties can visit www.virtualshareholdermeeting.com/LTCH2022 to attend the 2022 Annual Meeting, vote, and submit questions. You will need the 16-Digit Control Number from your Notice of Internet Availability of Proxy Materials (the “Notice”). Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

How do I attend the meeting?

In light of the ongoing COVID-19 pandemic and due to public health concerns, we are holding the 2022 Annual Meeting virtually via live webcast to provide our stockholders the opportunity to access and experience the 2022 Annual Meeting in a consistent and convenient manner for all of our stockholders. We believe hosting the 2022 Annual Meeting virtually is necessary for the protection of our stockholders, employees, directors, and management. You will be able to attend the 2022 Annual Meeting online by visiting www.virtualshareholdermeeting.com/LTCH2022 and entering your 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Who is entitled to vote at the meeting?

Stockholders as of the close of business on Wednesday, April 13, 2022, are eligible to vote their shares at the 2022 Annual Meeting. As of the Record Date, 143,568,393 shares of our common stock were outstanding. Each share of common stock is entitled to one vote for each matter at the 2022 Annual Meeting. Cumulative voting is not permitted in the election of directors.

What constitutes a quorum for the meeting?

A majority of the shares entitled to vote, present virtually or represented by proxy, constitutes a quorum. If you vote by telephone or internet or by returning your proxy card, you will be considered part of the quorum. Abstentions and broker non-votes will be counted for purposes of determining a quorum. If a quorum is not present, the meeting may be adjourned from time to time until a quorum is obtained.

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

As permitted by SEC rules, we have elected to send a Notice to our stockholders instead of paper copies of our proxy materials. This approach conserves natural resources and reduces the costs of printing and distribution while providing stockholders with a convenient way to access the information they need. The Notice explains how to access our proxy materials over the internet and how to request a paper copy of proxy materials, including a proxy card or voting instruction form, if you wish. The Notice also explains how you can request to receive future proxy materials in printed form by mail or electronically by email. Any election to receive proxy materials by mail or email will remain in effect until it is terminated.

How do I vote?

You may vote via the virtual meeting website, www.virtualshareholdermeeting.com/LTCH2022, during the 2022 Annual Meeting. However, we encourage you to vote in advance by one of the following methods:

—

Vote by telephone by following the instructions shown on your Notice, proxy card, or voting instruction form before June 8, 2022, at 11:59 p.m.

—

Vote over the internet by following the instructions shown on your Notice, proxy card, or voting instruction form before June 8, 2022, at 11:59 p.m.

—

Vote by mail by completing and signing your paper proxy card or voting instruction form and returning it in the envelope provided. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Broadridge must receive your completed, signed, and dated proxy card or voting instruction form before the 2022 Annual Meeting begins.

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If I vote in advance, may I still attend the 2022 Annual Meeting?

Yes. Voting in advance simply ensures that your shares will be counted if your plans change.

What if I want to change my vote?

You may revoke your proxy before it is voted by submitting a new proxy with a later date (by mail, telephone, or the internet), by voting at the 2022 Annual Meeting, or by filing a written revocation with our Corporate Secretary. Your most recent proxy card or internet or telephone proxy is the one that is counted. Your attendance at the 2022 Annual Meeting will not automatically revoke your proxy.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the 2022 Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

What if I sign and return a proxy but do not give my voting choices?

The named proxies will vote your shares according to your directions to the extent provided. If you sign and return your proxy but do not make all of the selections, the named proxies will vote your shares: (i) FOR the election of each of the two nominees for director, (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as Latch’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and (iii) for future advisory votes to approve the compensation of our named executive officers to occur EVERY YEAR.

Can brokers who hold shares in street name for beneficial owners vote those shares?

Generally, brokers may not vote the shares they hold in “street name” for their customers unless they have received instructions, except with respect to so-called “routine” matters. The only matter to be voted on at the 2022 Annual Meeting that is considered routine for these purposes is the ratification of the appointment of our independent registered public accounting firm. Accordingly, if you do not give specific voting instructions, your broker may not vote your shares on the election of directors or the frequency of future say-on-pay votes, resulting in a so-called “broker non-vote.” Please be sure to give specific voting instructions to your broker so your shares will be counted.

How can I submit questions during the meeting?

Stockholders are encouraged to submit questions ahead of the 2022 Annual Meeting by emailing investors@latch.com. Stockholders may also submit questions during the 2022 Annual Meeting via our virtual stockholder meeting website. A webcast replay of the 2022 Annual Meeting will be available on www.virtualshareholdermeeting.com/LTCH2022 approximately 24 hours after the conclusion of the 2022 Annual Meeting and remain accessible for one year.

Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●

irrelevant to Latch’s business or to the business of the 2022 Annual Meeting;

●

related to material non-public information of Latch, including the status or results of our business since our last Quarterly Report on Form 10-Q;

●

related to any pending, threatened, or ongoing litigation;

●

related to personal grievances;

●

derogatory references to individuals or that are otherwise in bad taste;

●

substantially repetitious of questions already made by another stockholder;

●

in furtherance of the stockholder’s personal or business interests; or

●

out of order or not otherwise suitable for the conduct of the 2022 Annual Meeting as determined by the chairman of the meeting in his reasonable judgment.

What happens if there are technical difficulties in the meeting?

If we experience technical difficulties during the virtual meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day. In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/LTCH2022.

If you encounter technical difficulties accessing our meeting or asking questions during the meeting, the telephone number for a support line will be available on the login page of the virtual meeting website.

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Will each stockholder in our household receive proxy materials?

Latch has adopted so-called “householding” procedures. This means we will deliver a single copy of the Notice and, if printed versions are requested, this Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2021, to multiple stockholders who share the same address. Householding will significantly reduce our meeting’s environmental impact and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you do not want to participate in householding, you may email, call, or write to Latch to request and receive, free of charge, a separate copy of the Notice, this Proxy Statement, or the Annual Report to Stockholders for the fiscal year ended December 31, 2021, or separate copies of any future notices, proxy statements, or annual reports. Our contact information is at the beginning of these FAQs.

We encourage you to contact the bank, broker, or other organization that holds your shares to elect to participate in householding if you receive more than one copy of the proxy materials at a single address.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the 2022 Annual Meeting. If any other matter properly comes before the stockholders for a vote at the 2022 Annual Meeting, however, the proxy holders named on Latch’s proxy card will vote your shares in accordance with their best judgment.

Who pays the solicitation expenses?

The accompanying proxy is solicited by and on behalf of our Board, and Latch will bear the cost of our solicitation. Proxies may be solicited by mail, virtually, or via email by our directors, officers, or employees, none of whom will receive additional compensation for those efforts. We are asking brokers and others holding shares of common stock of record for the benefit of others to distribute proxy soliciting materials to, and request voting instructions from, such beneficial owners. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the 2022 Annual Meeting, and we will publish final results in a Current Report on Form 8-K that will be filed with the SEC within four business days of the 2022 Annual Meeting. You may obtain a copy of this and other reports free of charge at investors.latch.com, by contacting our Investor Relations Department at investors@latch.com, or by accessing the SEC’s website at www.sec.gov.

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Additional Information

Stockholder Proposals for the 2023 Proxy Statement

We must receive stockholder proposals to be included in Latch’s proxy statement and form of proxy relating to the 2023 annual meeting of stockholders no later than December 29, 2022. Upon timely receipt of any such proposal, Latch will determine whether to include the proposal in the proxy statement and proxy in accordance with applicable SEC regulations.

Director Nominations or Other Business for Presentation at the 2023 Annual Meeting

Our Bylaws provide certain procedures for stockholders who wish to nominate a candidate for election as a director at an annual meeting of stockholders or to introduce an item of business at an annual meeting of stockholders. In general, to nominate a candidate for director, a stockholder must provide written notice to our Corporate Secretary between February 9, 2023, and March 11, 2023 (unless the 2023 annual meeting date is before May 10, 2023, or after August 8, 2023, in which case we must receive such notice not later than the close of business on the later of 90 days before such annual meeting date or ten days after we first publicly announce the date of such annual meeting), for the 2023 annual meeting of stockholders. That notice must contain the name and address of the stockholder and the number of shares of our common stock beneficially owned by the stockholder. If the notice relates to a nomination for director, it must also include the name and addresses of the candidate; the background, qualifications, stock ownership, and independence of such proposed nominee; the proposed nominee’s completed and signed representation and agreement as provided in Section 2.5(f) of the Bylaws; and any other information that would be required to be disclosed in solicitations of proxies for the election of directors. Latch may require any proposed nominee to furnish such other information as may reasonably be required to determine the proposed nominee’s eligibility to serve as director. Notice of an item of business must be received by Latch between the dates set forth above and must include a brief description of the proposed business and any material interest of the stockholder in such business.

The chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Bylaws are available from our Corporate Secretary and on our website at investors.latch.com under the Governance tab.

If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2023 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2023 annual meeting of stockholders.

See “Corporate Governance—Board Committees—Nominating and Corporate Governance Committee” for the process for stockholders to follow to suggest a director candidate to the Nominating and Corporate Governance Committee for nomination by the Board.

Annual Report on Form 10-K

Latch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, including financial statements and schedules thereto, is being made available to our stockholders concurrently with this Proxy Statement at www.proxyvote.com and does not form part of the proxy solicitation material. Stockholders may obtain without charge another copy of the Annual Report on Form 10-K, excluding certain exhibits, by sending an email to investors@latch.com or writing to 508 West 26th Street, Suite 6G, New York, New York 10001, Attn: Investor Relations. You also may access this Proxy Statement and Latch’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, at investors.latch.com.

Latch // 2022 Proxy Statement     44

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LATCH, INC.
508 WEST 26TH STREET
SUITE 6G
NEW YORK, NY 10001

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LTCH2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D75064-P71050	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LATCH, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the number of the nominee on the line below.
The Board of Directors recommends you vote FOR ALL on the following proposal:
			☐	☐	☐
1.	Election of the following Class I director nominees:
	01)	Raju Rishi
	02)	J. Allen Smith

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as Latch, Inc.’s independent registered public accounting firm for the year ending December 31, 2022.							☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR on the following proposal:							Every Year	Every 2 Years	Every 3 Years	Abstain

3.	Advisory (non-binding) vote on the frequency of advisory votes to approve the compensation of our named executive officers.						☐	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR ALL” on Proposal 1, “FOR” Proposal 2 and “EVERY YEAR” on Proposal 3. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

			Yes	No
Please indicate if you plan to virtually attend this meeting.			☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D75065-P71050

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LATCH, INC.

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, JUNE 9, 2022

The undersigned stockholder hereby appoints Luke Schoenfelder and Raju Rishi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Latch, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. Eastern Time on Thursday, June 9, 2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR ALL” ON PROPOSAL 1, “FOR” PROPOSAL 2 AND “EVERY YEAR” ON PROPOSAL 3.